UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2009

Lihua International, Inc..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF   PRINCIPAL OFFICERS

On April 14, 2009, the Board of Directors of Lihua International, Inc.. (the “Company”), appointed Robert C. Bruce, Jonathan P. Serbin and Su Liu to serve as independent directors (collectively, the “Independent Directors”) as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”) for a term of one-year. The Board of Directors established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. All of the Independent Directors will serve on each committee.  Mr. Bruce will serve as the Chairman of the Audit Committee, Mr. Liu will serve as the Chairman of the Nominating and Corporate Governance Committee, and Mr. Serbin will serve as the Chairman of the Compensation Committee.

The Board of Directors determined that Robert Bruce possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and Section 803 of the NYSE Amex Company Guide and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

The Independent Directors shall be compensated for their services as follows: Each of Messrs. Bruce,. Serbin and Liu shall receive $20,000 in cash and an option grant to purchase 20,000 shares of common stock of the Company. When the Company’s stock is listed on a national securities exchange , the cash fee for each independent director will increase to $25,000.The exercise price of the option grants shall be equal to the fair market value of a share of the Company’s common stock on the date of the grant of the option and such options will vest quarterly at the end of such three month period, in equal installments over the 12 months period from date of grant.  For serving as chair of the Audit Committee, Mr. Bruce shall receive an additional $7,500 in cash, and Messrs. Serbin and Liu shall receive an additional $5,000 in cash for serving on the Audit Committee

In addition, each independent director who resides in China, currently Messrs. Serbin and Liu, will receive a $1,000 fee for each board or committee meeting attended by telephone; a $1,500 fee for each board meeting attended in person within China; and a $5,000 fee for each board meeting attended in person outside of China. Each eligible director who resides outside of China, currently Mr. Bruce, will receive a $1,000 fee for each board meeting attended by telephone; a $5,000 fee for each board meeting attended in person outside of the United States; and a $1,500 fee for each board meeting attended in person within the United States.

Mr. Bruce is President of Oakmont Advisory Group, LLC, a financial management consulting firm located in Portland, Maine. Prior to founding Oakmont Advisory Group, from 1999 through 2004 Mr. Bruce served as Chief Operating Officer, Treasurer and Director for Enterix Inc., a privately-held, venture-funded medical device and laboratory services company that was purchased by Quest Diagnostics. He also previously served as Chief Financial Officer for Advantage Business Services (1997 to 1998), a privately-held national payroll processing and tax filing business that was subsequently acquired by PayChex. Mr. Bruce received his MBA from the Yale School of Management, and a Bachelor of Arts degree from Princeton University.

Mr. Serbin  is current the Chief Executive Officer of D Mobile, Inc., a retail sales of mobile content in China. Prior to D Mobile, Inc., Mr. Serbin was Chief Financial Officer at EBT Mobile from July 2004 through December 2007. He was also previously the Chief Financial Officer of Hana Builsciences, a biotech development company from January 2004 through July 2004. Mr. Serbin holds a B.A. from Washington University, St. Louis, a J.D. from Boston University and an MBA from Columbia University

Mr. Liu has served as an independent member of our Board of Directors since April 8, 2009. Mr. Liu is a Lawyer in the PRC and from 2006 has been a Partner at Beijing Zhongying LLP. He was a Partner at Beijing Zhongkai LLP from 2002 through 2006. Mr. Liu attended Beijing University.

ITEM 9.01  EXHIBITS

Exhibit No.	Agreement
10.1	Independent Director Agreement, dated April 14, 2009, between the Registrant and Robert Bruce

10.2	Independent Director Agreement, dated April 14, 2009, between the Registrant and Jonathan Serbin

10.3	Independent Director Agreement, dated April 14,2009, between the Registrant and Mr. Su Liu

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lihua International, Inc.

Dated: April 15, 2009	By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.                                           Agreement

10.1                                Independent Director Agreement, dated April 14, 2009, between the Registrantand Robert Bruce

10.2                                Independent Director Agreement, dated April 14, 2009, between the Registrantand Jonathan Serbin

10.3                                Independent Director Agreement, dated April 14,2009, between the Registrantand Mr. Su Liu

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